United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024
Cullen/Frost Bankers, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Houston Street,	San Antonio,	Texas	78205
(Address of principal executive offices)			(Zip code)

(210)	220-4011
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.01 Par Value	CFR	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 4.450% Non-Cumulative Perpetual Preferred Stock, Series B	CFR.PrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Group Executive Vice President, Chief Financial Officer and Chief Accounting Officer

On July 1, 2024, Jerry Salinas notified Cullen Frost Bankers, Inc. (the “Company”) of his intention to retire as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company and Frost Bank effective as of December 31, 2024.

Appointment of Group Executive Vice President and Chief Financial Officer

On July 1, 2024, the Company announced that Dan Geddes will be appointed to the position of Group Executive Vice President and Chief Financial Officer effective as of January 1, 2025.

Mr. Geddes, age 50, joined the Company in 1997 and served as the San Antonio Region President from August 2021 to present. Prior to that time, he served as a Market President and the Houston Expansion Lead from October 2018 to August 2021 and held the position of Sales Manager for the Commercial Real Estate group from November 2014 to October 2018. Mr. Geddes began his career as a credit analyst in Credit Administration at Frost Bank and held various other positions with increasing responsibility within Frost Bank since 1997. Mr. Geddes graduated from Trinity University with a B.S. in Business Administration with a concentration in Accounting and Finance.

There was no arrangement or understanding between Mr. Geddes and any other persons pursuant to which Mr. Geddes was elected as an officer and there are no related party transactions involving Mr. Geddes that are reportable under Item 404(a) of Regulation S-K. Mr. Geddes has no family relationship with any of the executive officers or directors of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no compensatory arrangements between the Company and Mr. Geddes that are required to be disclosed at this time.

Appointment of Chief Accounting Officer

On July 1, 2024, the Company announced that Matt Henson will be appointed to the position of Chief Accounting Officer effective as of January 1, 2025.

Mr. Henson, age 53, joined the Company in 2003 and has held the role of Executive Vice President and Director of External Reporting since 2006. Prior to joining the Company, Mr. Henson worked in public accounting. He graduated with a B.S. in Accountancy and Finance from Miami University (Oxford, Ohio) and is a Certified Public Accountant and Certified Bank Auditor.

There was no arrangement or understanding between Mr. Henson and any other persons pursuant to which Mr. Henson was elected as an officer and there are no related party transactions involving Mr. Henson that are reportable under Item 404(a) of Regulation S-K. Mr. Henson has no family relationship with any of the executive officers or directors of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 and incorporated into this item by reference is a press release issued by the Company on July 1, 2024. The information furnished by the Company pursuant to this item, including

Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

9.01    Financial Statements and Exhibits

(d)   Exhibits:

99.1    Press Release
104    Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:	/s/ Jerry Salinas
Jerry Salinas
Group Executive Vice President and Chief Financial Officer
(Duly Authorized Officer, Principal Financial Officer and Principal Accounting Officer)

Dated:	July 1, 2024

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.
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